UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 8, 2011

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Effective April 4, 2011, Sun River Energy, Inc. (the “Company) entered into a Consulting Agreement (the “Agreement”) with MBN Consulting, LLC, a Florida limited liability company (“Consultant”) to provide financial services to the Company primarily related to the Company’s hard rock mineral interests in Colfax County, New Mexico.

Pursuant to the Agreement, the Consultant will provide financial services to the Company upon the various terms and conditions set forth in the Agreement and as may be directed from time to time by the Chief Operating Officer (the “COO”) and/or the Chief Executive Officer (the “CEO”) of the Company, and in connection therewith the Consultant agrees to report directly to the COO and/or the CEO. The term of the Agreement is one (1) year and shall commence on April 4, 2011 (“Effective Date”) and end on April 4, 2012 (“Expiration Date”) unless terminated earlier in accordance with paragraph 4 of the Agreement.  However, the term of the Agreement, as it relates to Section 5, regarding Confidential Information, shall be for a period of three (3) years from the Effective Date of the Agreement.

The Consultant shall be compensated for its services under the Agreement on the following basis:(a) payment of a consulting fee of One Hundred Thousand Dollars ($100,000.00) payable upon execution of the Agreement; (b) upon commencement of the Services, and within 2 weeks of execution of the Agreement, the Company shall issue to the Consultant a warrant to purchase 50,000 shares of the Company’s common stock at an exercise price of $5.00.  The warrant shall have a term of thirty six months (36 months), and will be subject to any statutory hold period imposed by the applicable securities regulatory authorities; and (c) the Consultant shall be reimbursed for reasonable travel expenses incurred in performing its obligations under the Agreement which shall be supported by written invoices, expense reports, vouchers or other evidences of payment.  All expenses must first be approved by the Company.

The Term of the Agreement shall commence on the Effective Date as set forth above and on end on the first anniversary of the Effective Date.  Either party may terminate the Agreement in the event that the other party fails to perform any of its material obligations under the Agreement, or defaults in any of its material obligations under the Agreement, and such failure or default continues uncured for a period of thirty (30) days following written notice from the non-defaulting party.  Finally, the Agreement provides that the Consultant will have access to confidential information of the Company and that the Consultant agrees to maintain the confidentiality of all such information.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Consulting Agreement, effective as of April 4, 2011, by and among Sun River Energy, Inc., and MBN Consulting, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: April 8, 2011	By:	/s/ Donal R. Schmidt, Jr.
Name: Donal R. Schmidt, Jr.
Title: President and CEO